We consent to the incorporation by reference in the Prospectus Supplement of UACSC 1998-C Auto Trust, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP


New York, New York
September 11, 1998